EXHIBIT 10.3

                           AMERICAN EXPRESS COMPANY
                          AMERICAN EXPRESS BANK LTD.

             DEFERRED COMPENSATION PLAN FOR DIRECTORS AND ADVISORS
                     (As amended effective July 28, 2003)

SECTION 1.  EFFECTIVE DATE

The effective date of the Plan is October 1, 1977, except as otherwise provided therein.

SECTION 2.  ELIGIBILITY

Any Director or Advisor to the Board of American Express Company (the "Company") or Director of American Express Bank Ltd. ("AEB") (hereinafter "Directors") who is not an officer or employee of the Company, AEB or a subsidiary thereof is eligible to participate in the Plan.

SECTION 3.  AMOUNT AND TERM OF DEFERRAL

A Director may elect to defer the receipt of either 50% or 100% of the compensation payable to the Director for serving on the Board of Directors of the Company or AEB, as well as service on Committees of those Boards. The term of deferral shall be the calendar year from January 1 to December 31.

SECTION 4.  DEFERRED COMPENSATION ACCOUNTS

Deferred compensation will be credited to the Director's bookkeeping account(s) established under the Plan. In accordance with the Director's instructions, amounts deferred will be credited either to an account linked to the Company's return on equity (the "ROE-Based Option") or an account linked to the performance of the Company's Common Stock, par value $0.20 per share (the "Share Equivalent Option") as more completely described below.

(a)             ROE-Based Option

                Amounts deferred for which the Director has chosen the ROE-Based Option shall be credited or debited with interest equivalents at a rate equal to the ROE Formula Rate under the Company's Pay-for-Performance Deferral Program.

                As promptly as practicable each year after the Compensation and Benefits Committee determines the ROE Formula Rate with respect to the prior year, the amounts held in the account under the ROE-Based Option on December 31 of the prior year shall be credited or debited at the ROE Formula Rate as follows: Amounts that have been held in the account for the entire prior year will be credited or debited by an annual percentage rate equal to the ROE Formula Rate. Amounts that were deferred during the prior year will be credited or debited at a proration of the annual ROE Formula Rate based on the number of days during the prior year they were held in the account (e.g., the number of days actually held divided by 366).

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         (b)    Share Equivalent Option

                Amounts deferred for which the Director has chosen the Share Equivalent Option will be converted hypothetically into units equivalent to the shares of the Company's Common Stock ("Share Equivalent Units or SEUs"), determined by dividing the amount of deferred compensation in each calendar quarter by the average market price of the Common Shares for the last fifteen
                (15) trading days of such calendar quarter. On any dividend payment date for the Common Shares, dividend equivalents in the form of additional SEUs will be credited to the Director's account equal to (i) the per-share cash dividend divided by the average market price of the Common Shares on the payment date, multiplied by (ii) the number of such units credited to such account on the payment date.

                (b)(i) Stock Splits

                In the event of any change in the outstanding Common Shares of the Company by reasons of any stock split, stock dividend, split up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the company of all or part of its assets, any distribution to the shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number of SEUs credited to a Director's account shall be automatically adjusted on the same basis so that the proportionate interest of the Director under the Plan shall be maintained as before the occurrence of such event.

                (b)(ii) Valuing SEUs Payable to Directors

                SEUs shall be payable to a Director as of December 31 of the year in which Board service terminates or the year in which the director has elected to receive a payment. The SEUs will be valued for payment by multiplying the applicable number of units by the average of the average market price of a Common Share as reported on the New York Stock Exchange Composite Transactions Tape for the fifteen (15) trading days immediately preceding December 31.

                The average market price on any valuation date under the Plan shall be the average of the highest and lowest sales prices of the stock as reported on the New York Stock Exchange Composite Transactions Tape.

SECTION 5.  TIME OF ELECTION; TRANSFER OF BALANCES

A Director who is newly elected shall make his or her election to participate in the Plan within 60 days of his or her initial election. Thereafter, if a director wishes to change his or her election, they should do so not later than December 31 for compensation to be paid in the next year.

Directors who participate in the Plan may also elect, between December 1 and December 31 of each year, to transfer existing balances between the ROE based account and the SEU account. Such transfers shall occur as of December 31 and must involve the entire balance; partial account balance transfers are not permitted. In the event of a balance transfer, the SEU's will be valued at the 15 trading day average price immediately prior to December 31.

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SECTION 6.  FORM OF DISTRIBUTION OF ACCOUNT BALANCE

A Director may elect to receive amounts accumulated in his or her account under the Plan in cash in either (a) a lump sum or (b) a number of annual installments (not to exceed 10) as specified by the Director. Regardless of the election that a Director may make, he or she must begin to receive distributions not earlier than his or her termination of service as a director and not later than the tenth anniversary or termination of such service. In the absence of a valid election, the balances that have accumulated in a Director's account will be distributed as promptly as administratively practicable following such Director's termination of service as a director.

Distributions will be paid within the first 60 days of the year, based on the account balance as of December 31 of the prior year.

If the Director elects to receive installment payments, each installment will be paid proportionally, based on the number of remaining installment payments and the number of remaining balance(s) accumulated in the Director's account, including related accrued dividends.

SECTION 7.  DEATH PRIOR TO RECEIPT

In the event that a Director dies prior to receipt of any or all of the amounts payable to him or her pursuant to the Plan, any amounts that are then credited to the Director's account shall be paid to the legal representatives of the Director's estate in a lump sum within sixty (60) days following the Company's receipt of notification of the Director's death.

SECTION 8.  DIRECTOR'S RIGHTS UNSECURED

The right of any Director to receive future payments under the provisions of the Plan shall be an unsecured, contractual claim against the general assets of the Company. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any segregation of assets the payment of any amounts under the Plan.

Participants may not sell, transfer, assign, pledge, levy, attach, encumber or alienate any amounts payable under the Plan.

SECTION 9.  STATEMENT OF ACCOUNT

A statement of account will be sent to each Director not later than sixty (60) days after the close of each calendar quarter, which will confirm the Director's account balance(s) as of the end of the preceding quarter.

SECTION 10.  AMENDMENT

The Plan may be amended at any time and from time to time by the Board of Directors of the Company' provided, however, that the Board may not adopt any amendment that would materially and adversely affect any right or benefit to any Director with respect to any SEUs theretofore credited without such Director's written consent.

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